Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Dolphin Digital Media, Inc. and subsidiaries
Coral Gables, Florida

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 17, 2017, relating to the consolidated financial statements of Dolphin Digital Media, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/BDO USA, LLP
Miami, Florida
June 28, 2017